UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

October 28, 2009

Date of report (Date of earliest event reported)

Hawkins, Inc.

(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-7647	41-0771293
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3100 East Hennepin Ave. Minneapolis, MN		55413
(Address of principal executive offices)		(Zip Code)

Telephone Number: 612-331-6910

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On October 28, 2009, the Board of Directors (the “Board”) of Hawkins, Inc. (the “Company”) approved the amendment and restatement of the By-laws of the Company. The amended and restated By-Laws are attached to this Current Report on Form 8-K as exhibit 3.1.

The amendments to the By-Laws implement changes that modernize the By-Laws to enable the Company to take advantage of the flexibility permitted under the Minnesota corporation statutes and include the following changes:

The By-Laws add a 90-day advance notice requirement for shareholder proposals other than nominations for directors, to ensure the Company and its shareholders receive sufficient notice of such proposals. The advance notice requirement for shareholder nominations of director candidates, which had been set at 60 days following the end of the Company’s fiscal year, is revised to 90 days prior to the first anniversary of the preceding year’s annual shareholders’ meeting. Both advance notice provisions require information regarding the proponent’s economic interests in the Company, including interests in derivative securities. These advance notice By-Law provisions are effective for the Company’s 2010 annual shareholders’ meeting.

Other changes to the Bylaws, which are effective as of October 28, 2009, include

•	specific Board authority to designate a date and location for shareholder meetings,
•	our chief executive officer now has authority to appoint and remove officers to the extent permitted by law,
•	the requirement that the Board directly establish officers’ salaries has been eliminated,
•	the requirement that the CEO or President sign each contract on the Company’s behalf has been eliminated, and
•	other miscellaneous changes that reflect current statutory provisions (including the permitted use of electronic communications).

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 3.1 – Amended and Restated By-Laws of Hawkins, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAWKINS, INC.

Date: November 3, 2009	By:	/s/ Richard G. Erstad
Richard G. Erstad
Vice President, General Counsel, and Secretary

EXHIBIT INDEX

No.	Description	Manner of Filing

3.1	Amended and Restated By-Laws of Hawkins, Inc.	Filed Electronically